UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484)	617-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 26, 2022, Ecovyst Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). There were 138,696,941 shares of the Company’s common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting, and 130,851,798 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. For more information about the proposals, please see the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission on April 29, 2022.

Proposal One: Each of the four Class II director nominees was elected to serve on the Company’s board of directors for a term of three years. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Coxon	99,608,508	23,777,961	7,465,329
Mark McFadden	102,376,924	21,009,545	7,465,329
Susan F. Ward	104,933,309	18,453,160	7,465,329
Bryan K. Brown	122,544,159	842,310	7,465,329

Proposal Two: The stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers (the “say-on-pay proposal”). The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
81,504,567	41,790,114	91,788	7,465,329

Proposal Three: The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 was ratified. The results of the vote were as follows:

For	Against	Abstain
130,815,182	22,071	14,545

Proposal three was a routine matter and, therefore, there were no broker non-votes relating to this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ecovyst Inc.

Date:	May 31, 2022	By:	/s/ Joseph S. Koscinski
		Name:	Joseph S. Koscinski
		Title:	Vice President, Secretary and General Counsel